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(UICI LOGO)

                                                                    EXHIBIT 99.1

              ----------------------------------------------------------

                                    Contact:  Daniel Einhorn
                                              Assistant to the President
                                              UICI
NEWS RELEASE                                  9151 Grapevine Highway
                                              North Richland Hills, Texas 76180
----------------------------                  Phone: (817) 255-5200

(For Immediate Release)


UICI ANNOUNCES FIRST QUARTER 2003 RESULTS OF OPERATIONS

    DALLAS, TX, April 30, 2003----UICI (the "Company" NYSE: UCI) today reported first quarter 2003 revenues and income from continuing operations of $434.0 million and $20.0 million ($0.42 per diluted share), respectively, compared to revenues and income from continuing operations of $312.3 million and $12.1 million ($0.25 per diluted share), respectively in 2002. Overall, for the quarter ended March 31, 2003, the Company reported net income in the amount of $21.1 million ($0.44 per diluted share), compared to net income of $7.0 million ($0.14 per diluted share) in 2002.

    The Company's first quarter 2003 results were highlighted by the strong performance of its Self Employed Agency Division, which enjoyed significant continued period-over-period growth in both revenue and operating income. Earned premium revenue at the Self Employed Agency Division increased to $281.4 million in the first quarter of 2003 from $196.1 million in the first quarter of 2002 (a 43% increase), and operating income at the Self Employed Agency Division increased to $23.8 million in the first quarter of 2003 from $15.7 million in the first quarter of 2002 (a 51% increase). The Self Employed Agency Division's first quarter 2003 results included pre-tax income in the amount of $4.8 million associated with the release of reserves resulting from an adjustment to the Company's reserve methodology and certain changes in accounting estimates.

COMPARATIVE RESULTS OF OPERATIONS AND BALANCE SHEET INFORMATION

    Set forth in the tables below are comparative results of operations for three month periods ended March 31, 2003 and 2002, and selected balance sheet data as of March 31, 2003 and December 31, 2002.


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The following information is preliminary and unaudited and is subject to change until results reviewed by the Company's independent accountants are publicly distributed.


                                                            THREE MONTHS
INCOME STATEMENT DATA:                                      ENDED MARCH 31,
                                                     --------------------------
                                                        2003            2002
                                                     ----------      ----------
                                                  (In thousands, except per share
                                                              amounts)
REVENUES ......................................      $  433,977      $  312,335
Operating income from continuing
    operations before income taxes ............      $   30,751      $   17,800

Income from continuing operations .............      $   19,988      $   12,056
Income (loss) from discontinued
     operations ...............................           1,115              67
                                                     ----------      ----------
Income before cumulative effect
    of accounting change ......................      $   21,103      $   12,123
Cumulative effect of accounting change ........              --          (5,144)
                                                     ----------      ----------
     Net income ...............................      $   21,103      $    6,979
                                                     ==========      ==========

Per Diluted Share:
  Income from continuing operations ...........      $     0.42      $     0.25
  Income (loss) from discontinued
     operations ...............................            0.02              --
                                                     ----------      ----------
  Income before cumulative effect
    of accounting change ......................      $     0.44      $     0.25
  Cumulative effect of accounting change ......              --           (0.11)
                                                     ----------      ----------
      Net income ..............................      $     0.44      $     0.14
                                                     ==========      ==========

Average shares outstanding (in thousands) .....          48,030          48,114


BALANCE SHEET DATA:                  MARCH 31, 2003           DECEMBER 31, 2002
                               -------------------------   ----------------------
                                     (In thousands, except per share amounts)
Stockholders' equity.......             $ 619,989                   $ 585,050
Book value per share.......             $   13.22                   $   12.68

PRO FORMA RESULTS OF OPERATIONS

         The following table sets forth on a per diluted share basis income from continuing operations determined in accordance with generally accepted accounting principles (GAAP), and on a pro forma basis to exclude the effects of losses at Healthaxis, Inc., and the effects of variable stock based compensation. The Company's calculation of income from continuing operations on a pro forma basis does not replace operating income or net income computed in accordance with GAAP as a measure of


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profitability. However, the Company believes that this measure provides meaningful information about the performance of its core operations.

                                                                  THREE MONTHS
                                                                 ENDED MARCH 31,
                                                            -----------------------
                                                               2003          2002
                                                            ---------     ---------
GAAP INCOME FROM CONTINUING OPERATIONS................      $    0.42     $    0.25

Reconciliation of GAAP results to pro forma results:
    Pro forma adjustments:
    Exclude Company share of Healthaxis, Inc. losses..           0.01            --
    Exclude effects of variable stock-based compensation        (0.03)         0.08
                                                            ---------     ---------

PRO FORMA INCOME FROM CONTINUING OPERATIONS...........      $    0.40     $    0.33
                                                            =========     =========

BUSINESS SEGMENT RESULTS

         The table below sets forth, by business segment, income (loss) before taxes (which is hereinafter referred to as "operating income (loss)") for the three months ended March 31, 2003 and 2002.

         Effective January 1, 2003, the Company began to allocate to the Company's operating business segments certain general expenses relating to corporate operations (consisting primarily of technology related expenses and expenses associated with the operations of the Company's insurance company subsidiaries), which expenses had been formerly reflected in the Other Key Factors segment. All business segment results for all periods presented have been restated to reflect such allocation of these expenses. The Company believes that this allocation of certain general expenses relating to corporate operations results in a more accurate portrayal of the financial results of its core insurance and other operations. The Other Key Factors segment now includes investment income not allocated to the other business segments, realized gains or losses on sale of investments, the operations of the Company's AMLI Realty Co. subsidiary, certain other general expenses related to corporate operations, minority interest, interest expense on corporate debt, variable stock-based compensation and the results of the Company's former Barron Risk Management Services, Inc. unit until its sale in September 2002.

                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                          2003             2002
                                                                       ----------       ----------
                                                                             (In thousands))
Income (loss) from continuing operations before federal
income taxes:
   Insurance:
     Self Employed Agency Division ..............................      $   23,794       $   15,748
     Group Insurance Division ...................................           5,083            1,747
     Life Insurance Division ....................................           1,827            2,615
     Senior Market Division .....................................          (1,761)          (1,387)
                                                                       ----------       ----------
                                                                           28,943           18,723
                                                                       ----------       ----------
   Financial Services:
     Academic Management Services Corp. .........................           1,516            4,098

   Other Key Factors:
     Investment income on equity, realized gains and losses,
       general corporate expenses and other (including
       interest expense on non-student loan indebtedness) .......          (1,201)            (336)
                                                                       ----------       ----------
                                                                           29,258           22,485
     Equity interest in Healthaxis, Inc. operating loss .........            (644)            (174)
     Variable stock-based compensation benefit (expense) ........           2,137           (4,511)
                                                                       ----------       ----------
                                                                            1,493           (4,685)
                                                                       ----------       ----------
       Total income from continuing operations before
        federal income taxes ....................................      $   30,751       $   17,800
                                                                       ==========       ==========

    UICI's results of operations for the three months ended March 31, 2003 were particularly impacted by the following factors:

Self-Employed Agency Division

         Operating income at UICI's Self Employed Agency ("SEA") Division increased by 51%, to $23.8 million in the three months ended March 31, 2003 from $15.7 million in the corresponding period of 2002. In the 2003 quarter, SEA continued to experience significant increases in submitted annualized premium volume ($247.4 million in the three months ended March 31, 2003 compared to $227.2 million in 2002). Submitted annualized premium volume in any period is the aggregate annualized premium amount associated with health insurance applications submitted by the Company's agents in such period for underwriting by the Company. Earned premium revenue at the SEA Division increased from $196.1 million in the first quarter of 2002 to $281.4 million in the first quarter of 2003 (a 43% increase).

         Effective January 1, 2003, the Company's SEA Division made adjustments to its reserve methodology and certain changes in accounting estimates, the net effect of which decreased reserves and correspondingly increased operating income reported by the SEA Division in the amount of $4.8 million in the first quarter of 2003. The net reduction in reserves of $4.8 million consisted of a $12.3 million reduction in the claim reserves associated with the Company's decision to change to a "modified incurred date" coding method to establish incurred dates under the developmental method for establishing claims reserves; a further reduction of the claim reserve in the amount of $5.4 million resulting from changes in accounting estimate, consisting primarily of a change in estimate of the reserve for excess pending claims; and an increase in claim reserves in the amount of $12.9 million associated with the changes in the Company's reserving methodology for certain health policies issued with a "return-of-premium" (ROP) rider.

         Operating income as a percentage of earned premium revenue in the three months ended March 31, 2003 was 8.5% compared to 8.0% in the corresponding period of the prior year. Excluding the effects of the changes in reserves referenced above, operating income as a percentage of earned premium revenue in the three months ended March 31, 2003 was 6.7% compared to 8.0% in the corresponding period of the prior year. The decrease in operating margin (excluding the effects of the changes in reserves referenced above) was attributable primarily to a modest increase in the loss ratio associated with SEA's health insurance products.

Group Insurance Division

    The Company's Group Insurance Division reported operating income of $5.1 million for the three months ended March 31, 2003, compared to operating income of $1.7 million in the corresponding period of 2002. This increase was primarily attributable to the incremental operating income associated with the Company's STAR HRG unit (which was acquired by the Company on February 28, 2002) and an increase in earned premium revenue and decrease in administrative expenses as a percentage of earned premium at the Company's Student Insurance Division.

Life Insurance Division

    For the three months ended March 31, 2003, the Company's Life Insurance Division (which includes the results of the Company's OKC life insurance operations and its College Fund Life Division) reported



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operating income of $1.8 million compared to operating income of $2.6 million in the corresponding period in 2002. The decrease in operating income in the three months ended March 31, 2003 compared to 2002 reflects the disappointing performance of the closed blocks of life business and increased marketing and other expenses associated with bringing the Company's new life insurance products to market.

Senior Market Division

         In 2001 the Company began to develop long-term care and Medicare supplement insurance products for the senior market and to establish distribution channels for products targeted toward the senior market. For financial reporting purposes, the Company established a Senior Market Division to segregate the reporting of revenues and expenses incurred in connection with the development, administration, marketing and sales of senior market products. In the first quarter of 2003 and 2002, the Company's Senior Market Division reported operating losses of $(1.8) million and $(1.4) million, respectively. The Company currently anticipates that its Senior Market Division will continue to generate operating losses throughout the balance of 2003.

Academic Management Services Corp.

         For the three months ended March 31, 2003, UICI's AMS unit reported operating income of $1.5 million compared to operating income of $4.1 million in the year earlier period. The decrease in operating results for the three months ended March 31, 2003 resulted primarily from decreased student loan spread income (i.e., the difference between interest earned on outstanding student loans and interest expense associated with indebtedness incurred to fund such loans).

          During the first quarter of 2002, AMS benefited significantly from a favorable prescribed minimum rate earned on its student loan portfolio. On July 1, 2002, the floor rates on loans made under the federal FFELP student loan program for the period July 1, 2002 through June 30, 2003 reset 193 basis points lower than the floor rates in effect for the period July 1, 2001 through June 30, 2002. Reflecting this downward adjustment on July 1, 2002 to the floor rate on loans made under the federal FFELP student loan program, AMS' student loan spread income declined significantly from $7.9 million in the three months ended March 31, 2002 to $5.6 million in the three months ended March 31, 2003.

          AMS' tuition payment programs generated fee income in the quarter ended March 31, 2003 in the amount of $2.9 million, compared to fee income in the year earlier quarter of $2.7 million. This modest increase in fee income was offset by a 21.2% decrease in investment income on trust funds held in connection with tuition payment programs ($814,000 in the first quarter of 2003 compared to $1.0 million in the first quarter of 2002) as a result of lower prevailing market interest rates (despite a 25.6% increase in the average trust fund balance.)

          As a result of the variability of student loan spread income, AMS may continue to rely on gains from timely sales of student loans to remain profitable during certain periods. AMS generated gains on sales of student loans in the amount of $1.2 million in the three months ended March 31, 2003, compared to gains of $1.1 million in the comparable 2002 period. In the three months ended March 31, 2003, AMS sold $68.1 million principal amount of student loans compared to sales of $58.1 million principal amount of student loans in the comparable 2002 period.

Other Key Factors

    The Other Key Factors segment includes investment income not allocated to the other business segments, realized gains or losses on sale of investments, the operations of the Company's AMLI Realty Co. subsidiary, certain general expenses relating to corporate operations, minority interest, interest expense on corporate debt, variable stock-based compensation, and the results of the Company's former Barron Risk Management Services, Inc. unit until its sale in September 2002. Effective January 1, 2003, the Company began to allocate to the Company's operating business segments certain general expenses relating to corporate operations (consisting primarily of technology related expenses and expenses associated with the operations of the Company's insurance company subsidiaries), which expenses had been formerly reflected in the Other Key Factors segment. All business segment results for all periods presented have been restated to reflect the allocation of these expenses to the Company's operating business segments.

    For the three months ended March 31, 2003, Other Key Factors reported an operating loss of $(1.2) million, compared to an operating loss of $(336,000) in 2002. The decrease in operating income in the Other Key Factors category in 2003 as compared to 2002 was mainly attributable to a $782,000 decrease in 2003 in unallocated investment income due to the continued unfavorable interest rate environment in 2003.

Variable Stock-Based Compensation

         The Company sponsors a series of stock accumulation plans established for the benefit of the independent insurance agents and independent sales representatives associated with UGA -- Association Field Services, New United Agency, Cornerstone America, Guaranty Senior Assurance and SeniorsFirst. The Company's agent stock accumulation plans generally combine an agent-contribution feature and a Company-match feature. Under EITF 96-18 "Accounting for Equity Instruments that are issued to Other Than Employees for Acquiring or in Connection with Selling Goods and Services," the Company has established a liability for future unvested benefits under the plans and adjusts the liability based on the market value of the Company's common stock. In connection with these plans, the Company has recognized and will continue to recognize non-cash variable stock-based compensation benefit (expense) in amounts that depend and fluctuate based upon the market performance of the Company's common stock.

    In the first quarter of 2003, the Company recognized a non-cash benefit in the amount of $2.1 million ($0.03 per diluted share, net of tax) associated with its agent stock accumulation plans. The benefit was attributable to the lower average UICI share price in the first quarter of 2003 compared to the average share price in the comparable quarter in 2002. During the first quarter of 2002, the Company recognized non-cash variable stock-based expense in the amount of $(4.5) million ($0.08 per diluted share, net of tax), of which $(1.8) million was attributable to the Company's stock accumulation plans established for the benefit of its independent agents, $(2.0) million was attributable to the employee stock ownership plan (ESOP) feature of the UICI Employee Stock Ownership and Savings Plan and $(721,000) was attributable to other stock-based compensation plans. The Company no longer recognizes non-cash variable stock-based compensation expense associated with the ESOP feature of the Employee Stock Ownership and Savings Plan.

         The accounting treatment of the Company's agent plans is expected to continue to result in unpredictable non-cash stock-based compensation charges, primarily dependent upon future fluctuations in the quoted price of UICI common stock. These unpredictable fluctuations in stock based compensation charges may result in material non-cash fluctuations in the Company's results of operations. Unvested benefits under the agent plans vest in January of each year; accordingly, in periods of general appreciation in the quoted price of UICI common stock, the Company's cumulative liability, and corresponding charge to income, for unvested stock-based compensation is expected to be greater in each successive quarter during any given year.

CORPORATE PROFILE:

UICI (headquartered in North Richland Hills, Texas) through its subsidiaries offers insurance (primarily health and life) and selected financial services to niche consumer and institutional markets. Through its Self Employed Agency Division, UICI provides to the self-employed market health insurance and related insurance products, which are distributed primarily through the Company's dedicated agency field forces, UGA-Association Field Services and Cornerstone America. Through its Group Insurance Division, UICI provides tailored health insurance programs for students enrolled in universities, colleges and kindergarten through grade twelve and markets, administers and underwrites limited benefit insurance plans for entry level, high turnover, hourly employees. Through its Life Insurance Division, UICI offers life insurance products to selected markets, and the Company's Senior Market Division provides long-term care insurance and Medicare supplement insurance products to the senior age market. The Company's Academic Management Services Corp. unit (headquartered in Swansea, Massachusetts) seeks to provide financing solutions for college and graduate school students, their parents and the educational institutions they attend by marketing, originating, funding and servicing primarily federally guaranteed student loans and by providing student tuition installment payment plans. In 2002, UICI was added to the Standard & Poor's Small Cap 600 Index. For more information, visit www.uici.net.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

         Certain statements set forth in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities.

    The Company's future results will depend in large part on accurately predicting health care costs incurred on existing business and upon the Company's ability to control future health care costs through product and benefit design, underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in mandated benefits, utilization rates, demographic characteristics, health care practices, provider consolidation, inflation, new pharmaceuticals/technologies, clusters of high-cost cases, the regulatory environment and numerous other factors are beyond the control of any health plan provider and may adversely affect the Company's ability to predict and control health care costs and claims, as well as the Company's financial condition, results of operations or cash flows. Periodic renegotiations of hospital and other provider contracts coupled with continued consolidation of physician, hospital and other provider groups may result in increased health care costs and limit the Company's ability to negotiate favorable rates. In addition, the Company faces competitive and regulatory pressure to contain premium prices. Fiscal concerns regarding the continued viability of government-sponsored programs such as Medicare and Medicaid may cause decreasing reimbursement rates for these programs. Any limitation on the Company's ability to increase or maintain its premium levels, design products, implement underwriting criteria or negotiate competitive provider contracts may adversely affect the Company's financial condition or results of operations.

    The Company's insurance subsidiaries are subject to extensive regulation in their states of domicile and the other states in which they do business under statutes that typically delegate broad regulatory, supervisory and administrative powers to state insurance departments and agencies. State insurance departments have also periodically conducted and continue to conduct financial and market conduct examinations and other inquiries of UICI's insurance subsidiaries. State insurance regulatory agencies have authority to levy monetary fines and penalties resulting from findings made during the course of such examinations and inquiries. Historically, the Company's insurance subsidiaries have from time to time been subject to such regulatory fines and penalties. While none of such fines or penalties individually or in the aggregate have to date had a material adverse effect on the results of operations or financial condition of the Company, the Company could be adversely affected by increases in regulatory fines or penalties an/or changes in the scope, nature and/or intensity of regulatory scrutiny and review.

    The Company provides health insurance products to consumers in the self-employed market in 44 states. A substantial portion of such products is issued to members of various independent membership associations that endorse the products and act as the master policyholder for such products. The two principal membership associations in the self-employed market for which the Company underwrites insurance are the National Association for the Self-Employed ("NASE") and the Alliance for Affordable Services ("AAS"). The associations provide their membership with a number of endorsed benefits and products, including health insurance underwritten by the Company. Subject to applicable state law, individuals generally may not obtain insurance under an association's master policy unless they are also members of the associations. UGA agents and Cornerstone agents also act as enrollers of new members for the associations, for which the agents receive compensation. Specialized Association Services, Inc. (a company controlled by the adult children of Ronald L. Jensen. the Chairman of the Company) provides administrative and benefit procurement services to the associations, and a subsidiary of the Company sells new membership sales leads to the enrollers and video and print services to the associations and to Specialized Association Services, Inc. In addition to health insurance premiums derived from the sale of health insurance, the Company receives fee income from the associations, including fees associated with the enrollment of new members, fees for association membership marketing and administrative services and fees for certain association member benefits. The agreements with these associations requiring the associations to continue as the master policyholder and to endorse the Company's insurance products to their respective members are terminable by the Company and the associations upon not less than one year's advance notice to the other party.

         Recent articles in the popular press have been critical of association group coverage. In December 2002, the National Association of Insurance Commissioners (NAIC) convened a special task force to review association group coverage, and the Company is aware that selected states are reviewing the laws and regulations under which association group policies are issued. The Company has also recently been named a party to several lawsuits challenging the nature of the relationship between the Company's insurance companies and the associations that have endorsed the insurance companies' health insurance products. While the Company believes it is providing association group coverage in full compliance with applicable law, changes in the relationship between the Company and the membership associations and/or changes in the laws and regulations governing so-called "association group" insurance (particularly changes that would subject the issuance of policies to prior premium rate approval and/or require the issuance of policies on a "guaranteed issue" basis) could have a material adverse impact on the financial condition, results of operations and/or business of the Company.

         The Company's Academic Management Services Corp. business could be adversely affected by changes in the Federal Higher Education Act of 1965, which authorizes and governs most federal student aid and student loan programs, and/or changes in other relevant federal or state laws, rules and regulations. The Higher Education Act is subject to review and reauthorization by the recently convened 108th Congress. Congress last reauthorized the Higher Education Act in 1998. While the Company believes that the Higher Education Act of 1965 will in fact be reauthorized, there can be no assurance of the form that reauthorization will take or the changes that the reauthorization bill will bring to the law and regulations governing student finance.

         In addition, existing legislation and future measures by the federal government may adversely affect the amount and nature of federal financial assistance available with respect to loans made through the U.S. Department of Education. Finally, the level of competition currently in existence in the secondary market for loans made under the Federal Loan Programs could be reduced, resulting in fewer potential buyers of the Federal Loans and lower prices available in the secondary market for those loans.

UICI press releases and other company information are available at UICI's website located at www.uici.net.